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               AMENDMENT OF ADMINISTRATIVE AND ADVISORY AGREEMENT
               --------------------------------------------------

         This Amendment of Administrative and Advisory Agreement ("Amendment") is made as of August 21, 2000 by and between CEDAR INCOME FUND PARTNERSHIP, L.P., a Delaware limited partnership ("Owner") and CEDAR BAY REALTY ADVISORS, INC., a New York corporation ("Advisor").

                                   BACKGROUND
                                   ----------

         (a) Cedar Income Fund, Ltd. and Advisor entered into an Administrative and Advisory Agreement ("Agreement") dated as of April 2, 1998 with respect to day-to-day administrative functions.

         (b) Cedar Income Fund, Ltd. assigned to Owner, and Owner assumed, all of its rights and obligations under the Agreement, pursuant to an Assignment of Administrative and Advisory Agreement dated as of April 30, 1999.

         (c) Owner and Advisor desire to extend the term of the Agreement for a period of five (5) years from the date hereof, subject to certain conditions hereinafter set forth, intended to require that Advisor achieve certain growth results for Owner.

         NOW, THEREFORE, in consideration of the agreements and covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Owner and Advisor agree as follows:

         (1)   The term of the Agreement is hereby extended for a period five
               (5) years from the date hereof.

         (2) The Agreement may be terminated during such five (5) year period for cause, upon not less than sixty (60) days prior written notice given by the Owner by a majority of the Independent Directors (as defined in the Articles of Incorporation of the Owner) or by the Advisor by its duly authorized representatives, to the other party of its intention to so terminate and describing the basis for such termination.

         (3) The foregoing notwithstanding, the Agreement may be terminated upon not less than 60 days' prior written notice by the Owner by at least 75% of the Independent Directors given at any time during the 90 day period after the end of the third or fourth full calendar year during such five (5) year period, in the event the gross assets of the Owner fail to increase from January 1 of any such calendar year to January 1 of the following calendar year by at least 15% in value as reported on the books of account/financial statements of the Owner.

         (4) After such five (5) year period, the term of the Agreement shall automatically renew for terms of one (1) year each, subject to termination, upon not less than sixty (60) days prior written notice given by the Owner by a majority of the Independent Directors (as defined in the Articles of Incorporation of the Owner) or by the Advisor by its duly authorized representatives, to the other party of its intention to so terminate.



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         (5)   In the event of termination of the Agreement, neither party shall have any further rights, obligations or liabilities under the Agreement, except for those which are accrued through the effective date of such termination; provided, however, the Advisor shall cooperate with the Owner and take all reasonable steps requested to assist the Owner in making an orderly transition of the advisory function.

         (6) Except as modified by this Amendment, and as so modified, the parties hereto ratify and confirm the Agreement in all respects.

         (7) This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

         (8) This Amendment contains the entire understanding between the parties with respect to the matters contained herein.

         (9) This Amendment shall be binding upon, and inure to the benefit of, the parties hereto, their respective legal representatives, successors and assigns.

         (10) This Amendment shall be governed and construed in accordance with the laws of the State of New York.


                                            OWNER:
                                            CEDAR INCOME FUND PARTNERSHIP, L.P.
                                            By:  Cedar Income Fund, Ltd.,
                                                 general partner


                                                 By:____________________________
                                                    Name:  Brenda J. Walker
                                                    Title: Vice President


                                            ADVISOR:
                                            CEDAR BAY REALTY ADVISORS, INC.

                                            By:_________________________________
                                               Name:  Leo S. Ullman
                                               Title: President